SCUDDER STRATEGIC MUNICIPAL INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder Strategic Municipal Income Trust (File No. 811-05667) is incorporated by reference to the Definitive Proxy Statement for the fund filed with the Securities and Exchange Commission on April 25, 2003.